                                                                    Exhibit 99.4


                               LEVI STRAUSS & CO.

                               OFFER TO EXCHANGE

    all outstanding 11 5/8% Dollar-denominated Notes due 2008
                 ($380,000,000 principal amount)

                                      for

   11 5/8% Dollar-denominated Notes due 2008 ($380,000,000 principal amount) which have been registered under the Securities Act of 1933

                                      and

   all outstanding 11 5/8% Euro-denominated Notes due 2008
            ((Euro)125,000,000 principal amount)

                                      for

  11 5/8% Euro-denominated Notes due 2008 ((Euro)125,000,000 principal amount) which have been registered under the Securities Act of 1933

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   Enclosed for your consideration is a Prospectus dated March 8, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Levi Strauss & Co. ("LS&CO.") to exchange up to $380,000,000 in aggregate principal amount of its 11 5/8% Dollar-denominated Notes due 2008 and up to (Euro)125,000,000 in aggregate principal amount of its 11 5/8% Euro-denominated Notes due 2008 which have been registered under the Securities Act, as amended (the "Exchange Notes"), for up to $380,000,000 in aggregate principal amount of its outstanding 11 5/8% Dollar-denominated Notes due 2008 and up to (Euro)125,000,000 in aggregate principal amount of its 11 5/8% Euro-denominated Notes due 2008 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

   We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their old name. LS&CO. will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by LS&CO. for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. LS&CO. will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

   Enclosed are copies of the following documents:

     1. the Prospectus;

     2. a Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

     3. a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

     4. a Notice of Guaranteed Delivery;

     5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. a return envelope addressed to Citibank, N.A., the Exchange Agent.
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   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON APRIL 6, 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

   To tender Old Notes, certificates for Old Notes or a book-entry confirmation (see "The Exchange Offer" in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to the Depository Trust Company, Euroclear or Clearstream, Luxembourg, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

   Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.

                                          Very truly yours,

                                          LEVI STRAUSS & CO.

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF LEVI STRAUSS & CO. OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.